Exhibit 5.1

[Letterhead of Fried, Frank, Harris, Shriver & Jacobson LLP]

March 10, 2020

Evoqua Water Technologies Corp.
210 Sixth Avenue

Pittsburgh, Pennsylvania 15222

Re: Sale of shares of common stock, par value $0.01 per share (the “Common Stock”), of Evoqua Water Technologies Corp.

Ladies and Gentlemen:

We have acted as counsel to Evoqua Water Technologies Corp., a Delaware corporation (the “Company”), in connection with the offering of 13,000,000 shares of Common Stock (the “Shares”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-236884) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), a base prospectus dated March 4, 2020 (the “Base Prospectus”) and a final prospectus supplement dated March 5, 2020 (together with the Base Prospectus, the “Prospectus”). The Shares will be sold by the selling stockholders (the “Selling Stockholders”) named in Schedule A to the underwriting agreement, dated as of March 5, 2020, by and among the Company, the Selling Stockholders and Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC (the “Underwriting Agreement”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, conformed, electronic or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed, electronic or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Underwriting Agreement and certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, the Selling Stockholders and others and assume compliance on the part of all parties to the Underwriting Agreement with the covenants and agreements contained therein.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the applicable provisions of the General Corporation Law of the State of Delaware as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinion expressed herein. The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This letter is given only as of the time of its delivery, and we undertake no responsibility to update or supplement this letter after its delivery.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K filed by the Company with the Commission on March 10, 2020, which will be incorporated by reference in the Registration Statement, and to the references to this firm under the caption “Legal Matters” in the Registration Statement and the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Fried, Frank, Harris, Shriver & Jacobson LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP